Exhibit 99.1
PHH CORPORATION PROVIDES UPDATE ON STATUS OF MERGER
Mt. Laurel, NJ, September 17, 2007 — PHH Corporation (NYSE: PHH) (“we,” “our,” “PHH” or the “Company”) today announced that it sent a letter to stockholders of record as of the close of business on August 16, 2007, regarding the status of the Agreement and Plan of Merger, dated as of March 15, 2007, by and among PHH, General Electric Capital Corporation (“GECC”) and Jade Merger Sub, Inc., pursuant to which Jade Merger Sub, Inc. will merge with and into PHH. This letter supplements the proxy materials sent to stockholders for the special meeting of stockholders of PHH to be held on September 26, 2007 starting at 10:00 a.m. local time, at the Company’s offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08054. Below is a summary of the letter which has been filed in its entirety with the Securities and Exchange Commission (“SEC”) today.
In the letter to our stockholders, we updated our stockholders on a recent development that could potentially affect the merger. As indicated in our prior filings with the SEC, it is a condition to closing of the merger that Pearl Mortgage Acquisition 2 L.L.C. (“Pearl Acquisition”), the affiliate of The Blackstone Group to which the mortgage business is to be sold by GECC immediately following the closing of the merger, be ready, willing and able to consummate the mortgage business sale. On Friday, September 14, 2007, we received a copy of a letter sent that day to GECC by Pearl Acquisition stating that Pearl Acquisition had received from JPMorgan Chase Bank, N.A. and J.P. Morgan Securities Inc. (collectively, “J.P. Morgan”) and Lehman Commercial Paper Inc., Lehman Brothers Inc. and Lehman Brothers Commercial Bank (collectively, “Lehman”), the arrangers for Pearl Acquisition’s intended debt financing for the mortgage business sale under the debt commitment letter dated March 15, 2007, revised interpretations as to the availability of debt financing under the debt commitment letter. Pearl Acquisition stated in the letter that it believed that JP Morgan’s and Lehman’s revised interpretations could result in a shortfall of up to $750 million in available debt financing as compared to the amount of financing viewed as being committed at the signing of the merger agreement. Pearl Acquisition stated in the letter that it believes that the revised interpretations were inconsistent with the terms of the debt commitment letter and intends to continue its efforts to obtain the debt financing contemplated by the debt commitment letter as well as to explore the availability of alternative debt financing. Pearl Acquisition further stated in the letter that it is not optimistic at this time that its efforts will be successful and there can be no assurances that these efforts will be successful or that all of the conditions to closing the merger will be satisfied.
We have advised GECC that we expect it to fulfill its obligations under the merger agreement. Notwithstanding this recent development, we intend to proceed with the special meeting of stockholders and to continue to seek to satisfy our conditions to closing the merger; although, there can be no assurances that all of the conditions to closing will be satisfied or that the merger will close by the end of the year, if at all.
In addition, independent proxy advisory firms, Institutional Shareholder Services, Inc. and Glass Lewis & Co. have recommended a vote “FOR” the merger.
About PHH Corporation
Headquartered in Mount Laurel, New Jersey, PHH Corporation is a leading outsource provider of mortgage and vehicle fleet management services. Its subsidiary, PHH Mortgage, is one of the top ten retail originators of residential mortgages in the United States1, and its subsidiary, PHH Arval, is a leading fleet management services provider in the United States and Canada. For additional information about the company and its subsidiaries please visit our website at www.phh.com.
1 Inside Mortgage Finance, Copyright 2007

Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.
You should consider the areas of risk described under the heading “Forward Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as Exhibit 99 thereto, titled “Risk Factors Affecting our Business and Future Results,” in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
Contact Information:
Investors:
Nancy R. Kyle
856-917-4268
Media:
Karen K. McCallson
856-917-8679